Exhibit 10.57

2006 AMENDMENT TO THE
HEI, INC.
1998 STOCK OPTION PLAN

The HEI, Inc. 1998 Stock Option Plan (the “Plan”) was adopted by the Board of Directors of HEI, Inc. (the “Company”) in November 1998 and approved by the shareholders of the Company at the 1999 Annual Meeting of Shareholders. As originally adopted and approved by shareholders, 400,000 shares of Common Stock were reserved for issuance under the Plan. Subsequently, the Board and shareholders approved increases in the number of shares of Common Stock to be issued under the Plan of 200,000, 400,000, 300,000 and 350,000, respectively, so that the total number of shares of Common Stock reserved for issuance under the Plan is 1,650,000. This Amendment is adopted in order to amend the Plan to reserve an additional 350,000 shares of Common Stock for issuance under the Plan.

A. Amendment.  Section 3(a) of the Plan is hereby amended to read as follows:

“3. Shares Available Under the Plan.

(a) Subject to adjustment as provided in Section 9 of this Plan, the number of Common Shares which may be (i) issued or transferred upon the exercise of Option Rights or Appreciation Rights, or (ii) awarded as Restricted Shares and released from substantial risk of forfeiture thereof or Deferred Shares, shall not in the aggregate exceed 2,000,000 Common Shares, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof. For the purposes of this Section 3 (a):

(i) Upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award shall again be available for issuance or transfer hereunder; and

(ii) Upon the full or partial payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of tax withholding obligations in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred by the Company less the number of Common Shares so transferred or relinquished.”

B. Effective Date.  This Amendment shall be effective as of the date of approval by the shareholders of the Company at the Annual Meeting of Shareholders to be held in January 2006.